Exhibit 10.25

Share Transfer Agreement

This Share Transfer Agreement (“the Agreement”) is made in Jinjiang City, Fujian Province, PRC on this day of December 30, 2010 between:

Transferor: Ding Yuxi, holds Philippines Alien Registration Certificate (No. F0000032444).

Transferee: DK International Group Ltd., a limited liability company duly established and existing under the laws of British Virgin Islands.

Whereas,

Dake (Fujian) Sports Goods CO., LTD. (“Dake”), a limited liability company duly established and existing under the laws of PRC, with its registered address at Henggoutou Industrial District, Chendai Town, Jinjiang City, Fujian Province, China; Legal Representative: Ding Yuxi.

The registered capital of Dake is USD 1,800,000 structured as below:

	Subscription
Name of Shareholder			Paid-up Capital
	Amount	Percentage

Ding Yuxi	U.S. Dollar	100%	U.S. Dollar
	1,800,000		1,800,000

By friendly negotiation, Transfer and Transferee agree the following:

1.	Share Transfer

Subject to the terms and conditions of the Agreement, Transferor agrees to transfer 100% of the equity interests owned by him in to Transferee. Transferee agrees to purchase the equity interests above.

2.	Transfer Price

Both parties agree the Transfer Price regarding the equity interests above as follows:

All of Transfer’s equity interests in Dake will be transferred thereof at the price of USD 1,800,000;

3.	Payment of Transfer Price

Within 30 days after the Agreement signed, Transferee shall pay the Transfer Price to the bank account(s) appointed by the Transferor.

4.	Representations and Warrants of the Transferor

The transferor hereby warrants that:

4.1	The Transferor is a Chinese citizen.

4.2	The Transferor has lawfully owned the equity interests under the Agreement, and can lawfully transfer the equity interests to Transferee pursuant to the laws of PRC. In addition, there is no mortgage, pledge or third-party interest over the equity interests. The equity interests thereof should not be recovered back by any other third party.

4.3	For the purpose of the execution and performance of the Agreement, the Transferor has authority to carry on the proposed transaction thereof from his shareholders meeting or board of directors and approved by related competent authorities, respectively.

4.4	The execution and performance of the Agreement will not result in breaching or conflicting with any terms of Dake’s articles of association or violating any laws, regulation or any relevant agreement.

4.5	The evaluation report of the Share Value under the Agreement has been properly registered in appropriate authorities under the laws of PRC.

5.	Representations and Warranties of Transferee

The Transferee hereby warrants that:

5.1	Transferee is a limited liability company duly established and existing under the laws of British Virgin Islands.

5.2	For the purpose of the execution and performance of this Agreement, Transferee has authority to carry on the proposed purchase from its board of directors.

5.3	The execution and performance of the Agreement will not result in breaching or conflicting with any terms of its articles of association or violating any laws, regulation or any relevant agreement.

6.	Undertakings

Both parties undertake that they will provide or execute all related documents that they should provide and execute for the completion of the Share Transfer.

7.	Default Liabilities

Any party that breaches any of its representations and warrants or its obligations under the Agreement shall assume to be liable for compensation.

8.	Governing Law and Dispute Resolution

8.1	This Agreement shall be governed and construed by the PRC laws.

8.2	Any dispute arising out of the performance of the Agreement or in connection with the Agreement shall be settled through friendly consultation between the relevant parties. If the dispute cannot be settled by friendly consultation, any party may submit the dispute to any competent courts of the PRC.

9.	Effectiveness

The Agreement shall come into force after signed by the authorized representatives of all parties thereon, as well as approved by related competent authorities.

10.	Miscellaneous

10.1	Both parties shall bear their taxations, costs and fees concerning the share transfer in accordance to the relevant PRC laws. Unless provided in the Agreement, each party shall bear its own costs and fees concerning the transaction under the Agreement.

10.2	The Agreement is written in Chinese and English in counterparts in each language, and should there be any discrepancy between the two language versions, the Chinese version shall prevail. One counterpart of each language text shall be retained by each Party.

In witness, this Agreement has been signed by representatives duly authorized by the parties on the day and year first written above.

(Execution Page)

Transferor: Ding Yuxi

(Signature): ________________________

Transferee: DK International Group Ltd. (Seal)

Authorized Representative: ________________________

(Signature) ________________________